TRACI J ANDERSON, CPA

14026 Cinnabar Place
Huntersville, NC 28078

704/904-0062
704/948-3885

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 (Amendment No. 4) of my report dated July 21, 2010 relating to the consolidated financial statements of Sea Star Group, Inc. for the years ending December 31, 2009 and 2008 which appear in such Prospectus. I also consent to the reference to me under the heading of Named Experts and Counsel in such Prospectus.

Traci J. Anderson, CPA
July 23, 2010